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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                                   TYCOM LTD.
             (Exact Name of Registrant as Specified in Its Charter)

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BERMUDA                                                                                         NOT APPLICABLE
(State of Incorporation or Organization)                                             (I.R.S. Employer Identification No.)

The Zurich Centre, Second Floor, Suite 201
90 Pitts Bay Road
Hamilton, Bermuda HM 08
(Address of Principal Executive Offices, Zip Code)


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If this form relates to the registration of a class of                     If this form relates to the registration of a class of
 securities pursuant to Section 12(b) of the Exchange                      securities pursuant to Section 12(g) of the Exchange Act
 Act and is effective pursuant to General Instruction                      and is effective pursuant to General Instruction A.(d),
 A.(c), please check the following box. [X]                               please check the following box. [ ]


Securities Act registration statement file number to                       333-32134
 which this form relates:                                                  ---------
                                                                           (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                                        Name of Each Exchange on Which
to be so Registered                                                        Each Class is to be Registered
Common Shares, par value $0.25 per share                                   New York Stock Exchange
                                                                           Bermuda Stock Exchange

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Securities to be registered pursuant to Section 12(g) of the Act:

                               (Title of Class)

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Item 1: Description of Registrant's Securities to be Registered

  The description under the heading "Description of Share Capital" relating to the Registrant's Common Shares, $0.25 par value per share (the "Common Shares"), in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-32134 ) (the "Registration Statement on Form S-1") filed with the Securities and Exchange Commission on March 10, 2000, as amended, and the description under the heading "Description of Share Capital" relating to the Common Shares in the Registrant's final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2: Exhibits

  The following exhibits are filed herewith (or incorporated by reference as indicated below):

  1. Form of Common Share Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

  2. Memorandum of Association of the Registrant, incorporated by reference to
     Exhibit 3.1 of the Registration Statement on Form S-1.

  3. Bye-Laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  TyCom Ltd.


                                  By:
                                     ----------------------------------------
                                  Name: Byron S. Kalogerou
                                  Title:   Vice President and General Counsel

Date: March 24, 2000